UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

February 14, 2011
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01                                         Other Events

On February 14, 2011, we issued a press release, filed herewith as Exhibit 99.1, announcing that we have been informed by King Pharmaceuticals Research and Development Inc. (“King”) that King’s New Drug Application (“NDA”) for Acurox® (oxycodone HCl) Tablets was accepted for filing by the US Food and Drug Administration (“FDA”) with a Priority review classification and a Prescription Drug User Fee Act (PDUFA) date of June 17, 2011.  ACUROX® is an immediate release tablet containing oxycodone HCl intended for the relief of moderate to severe pain. ACUROX® Tablets utilize Acura’s patented Aversion® Technology which is designed to limit or impede opioid abuse via intravenous injection of dissolved tablets and nasal snorting of crushed tablets. ACUROX® Tablets do not contain niacin.

In addition to accepting King’s submission for filing and assigning a Priority review classification, the FDA’s filing communications letter for ACUROX® Tablets provided preliminary notice of potential review issues relating to King’s intranasal abuse liability study included in the NDA and requested additional information relating to such study and other issues.

We have licensed the rights to the Acurox® Tablets in the United States, Canada and Mexico to King pursuant to a License, Development and Commercialization Agreement dated as of October 30, 2007 between King and us, as amended.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief Financial Officer

Date:                      February 14, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated February 14, 2011.